EXHIBIT 99.1
AMENDMENT NUMBER ONE
TO
EMPLOYMENT AGREEMENT
     This AMENDMENT NUMBER ONE (this “Amendment”) to the EMPLOYMENT AGREEMENT (the “Agreement”) dated as of September 14, 2005 (the “Signing Date”), between EPIX Pharmaceuticals, Inc. (the “Company”), and Michael J. Astrue (the “Executive”), is dated March 7, 2006.
     The Company and the Executive hereby agree that Section 1(e) of the Agreement shall be deleted in its entirety and replace with the following:
     “(e) The “Agreement Term” shall be the period beginning on the Effective Date and ending on May 31, 2006. The Effective Date of this Agreement shall be September 14, 2005.”
     All other terms of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Signing Date.

COMPANY:

EPIX
Pharmaceuticals, Inc.
By	/s/ Christopher F.O. Gabrieli

Name: Christopher F.O. Gabrieli
Title: Chairman of the Board of Directors

EXECUTIVE:

/s/ Michael J. Astrue

Michael J. Astrue